Exhibit 10.16

NOTE PURCHASE AND PURCHASE RIGHTS AGREEMENT

This Note Purchase and Purchase Rights Agreement (this “Agreement”) is made and entered into as of March 17, 2006 (the “Execution Date”) by and between Millennium Ethanol, LLC, a South Dakota limited liability company (the “Company”), and Rex Radio and Television, Inc., an Ohio corporation (the “Lender”). Each of the Company and the Lender may be referred to herein as a “Party,” and collectively as the “Parties.”

WHEREAS, the Company desires to; (i) borrow from the Lender, and the Lender desires to lend to the Company, up to $18 million, but not less than $11 million pursuant to the terms of a note, on the terms and conditions set forth in this Agreement, in the form attached to this Agreement as Exhibit A (the “Note”); and (ii) grant purchase rights, as set forth in Section 5.01 of this Agreement, for membership units in the Company in the amount of $18,000,000 to the Lender (the “Purchase Rights”) and the Lender desires to accept such Purchase Rights;

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows;

ARTICLE I

AGREEMENT TO PURCHASE AND ISSUE NOTE

1.01         Agreement to Purchase and Issue the Note. The Company agrees to sell to the Lender, or the Lender’s designee (which designee shall be controlled by an affiliate of the Lender or the Lender’s parent holding company, Rex Stores Corporation, a Delaware corporation) at the Closing (as defined below), and the Lender agrees to purchase from the Company at the Closing, the Note, which Note shall be in a principal amount not more than $18,000,000 nor less than $11,000,000 as the Company may designate by written notice on or prior to March 24, 2006 (the “Principal Notice Date” and the principal amount of the Note so designated by the Company, the “Principal Amount”), in exchange for a purchase price equal to the Principal Amount. If the Company has not designated the Principal Amount by the Principal Notice Date, the Principal Amount shall be $18,000,000, unless otherwise mutually agreed by the parties.

1.02     Lender’s Obligations to be Secured by a Letter of Credit. The obligation of the Lender to purchase the Note from the Company pursuant to the terms of this Agreement shall be secured by an irrevocable letter of credit (the “Letter of Credit”) issued to the Company by Bank of America in the face amount of the Principal Amount. Such Letter of Credit shall be issued within 7 business days of the Principal Notice Date and shall expire on September 18, 2006, unless earlier terminated by: (i) the Closing; or (ii) the termination of this Agreement pursuant to Article VII hereof. The Lender and the Company hereby agree that the bank fees actually charged to the Lender by Bank of America, which are not in excess of 1% annually, to obtain the Letter of Credit, shall be added to the Principal Amount of the Note. During the term of the Letter of Credit, the Company shall pay the Lender a monthly amount equal to 1.3% of the bank fees actually charged by Bank of America to the Lender. If the Lender does not become obligated to purchase the Note pursuant to this Agreement, the Company shall reimburse the

Lender for all bank fees charged to the Lender in connection with the Letter of Credit within 30 days from the termination of the Letter of Credit.

ARTICLE II

CLOSING CONDITIONS

2.01     The Closing. Subject to the terms and conditions set forth herein (including the satisfaction of the conditions set forth in this Article II and in Article VI), the closing of the transactions contemplated by this Agreement (the “Closing”, with the date on which the Closing occurs being the “Closing Date”) will take place after the Company satisfies the following conditions:

(a)       The Company: (i) has closed on a loan agreement, and provided evidence to the Lender of such agreement, with a qualified senior debt lender of recognized financial capability, pursuant to which the senior lender has made an irrevocable commitment subject only to usual, customary and reasonable conditions for disbursement (e.g., lender will not provide funds to the Company until the Company first uses the funds it raised through subscriptions and subordinated debt), to provide the senior debt financing required to complete construction of the Company’s proposed 100 million gallon ethanol facility located in Marion, South Dakota (the “Ethanol Plant”) as described in the Prospectus dated October 4, 2005 for the sale of 50,000,000 Class A Units of the Company (the “Prospectus”), as well as the necessary working capital, in an approximate principal amount of $96,400,000 (the “Senior Credit Facility”); and (ii) is in compliance with all covenants and is otherwise in good standing under such Senior Credit Facility and no default or event of default (or any event or circumstance with notice or lapse of time or both would constitute a default or event of default) shall exist under the Senior Credit Facility.

(b)       The Company has provided reasonably acceptable evidence to the Lender of the receipt of: (i) subscription funds from other investors in the minimum amount of $38,045,000 pursuant to its offerings of its Class A units (the “Offerings”) under the Prospectus; and (ii) convertible debt financing from other investor(s) in the minimum principal amount of $2,000,000.

(c)       Delivery of a written opinion from the Company’s legal counsel to the Lender that it is more likely than not that pursuant to applicable federal and state securities laws that: (i) the Lender’s purchase of the Note will not constitute the offer and sale of securities of the same or similar class as the units offered in the Prospectus dated October 4, 2005 for the sale of 50,000,000 Class A units; and (ii) the Offerings described in and made pursuant to the Prospectus were based on a valid intrastate offering exempt from federal registration.

2.02     Section 2.01 Conditions and Right of First Refusal.

(a)       Period from March 17, 2006 through September 18, 2006

If the conditions set forth in subsections 2.01(a), (b) and (c) (the “Section 2.01 Conditions”) are all satisfied on or before September 18, 2006, then the Lender, or its designee, shall thereafter be irrevocably obligated to purchase the Note, and the Company shall irrevocably be obligated to issue the Note, for the purchase price therefor. To trigger the Lender’s obligation to purchase the Note, the Company shall provide written notice to the Lender immediately upon satisfying the Section 2.01 Conditions (the “Notice of Satisfaction”), which notice shall request the Lender to purchase the Note. The closing for the purchase and sale of the Note shall take place no less than three (3) business days from the date of the Lender’s receipt of the Notice of Satisfaction on a date and at a time and place mutually satisfactory to the Company and the Lender.

(b)       After September 18, 2006

If the Section 2.01 conditions are not all satisfied on or before September 18, 2006, then the Letter of Credit shall terminate pursuant to its terms and the Lender shall not be legally obligated thereafter to purchase the Note. However, thereafter, the Lender shall retain the right and option to purchase the Note, on the terms and conditions set forth in this Agreement, in its sole discretion, which right shall continue unless and until the Company: (i) no longer pursues the business plan set forth in the Prospectus; and (ii) has refunded the unexpended balance of investor money received by the Company pursuant to the Prospectus (subsections (i) and (ii) of this Section 2.02(b) shall hereafter be referred to as the “Termination Conditions”).

Accordingly, if after September 18, 2006, the Section 2.01 Conditions are satisfied by the Company, the Company shall provide a Notice of Satisfaction to the Lender as soon as practical after the satisfaction of such conditions, and which Notice of Satisfaction shall request the Lender to purchase the Note. The Lender shall provide written notice to the Company of its decision concerning whether it will purchase the Note, within five (5) business days of the receipt of the Notice of Satisfaction and the closing for the purchase and sale of the Note shall take place within ten (10) business days of the receipt by the Lender of the Notice of Satisfaction on a date and at a time and place mutually satisfactory to the Company and the Lender, if the Lender elects to purchase the Note; if the Lender elects not to purchase the Note, neither the Lender nor the Company shall have any further rights or obligations under this Agreement.

(c)       Right of First Refusal

Additionally, if the Company: (i) fails to satisfy the Section 2.01 Conditions; (ii) satisfies the Termination Conditions set forth in Section 2.02(b); and (iii) attempts to finance the transaction though an alternate financing proposal, the Lender shall have a

Right of First of Refusal to match any bona fide, arms length offer that the Company intends to accept, from a third party, providing for financing (be it debt or equity) to replace the Note, in whole or part. In that regard, the Company shall provide written notice to the Lender (“ROFR Notice”) that: (iv) describes the terms of such offer for any replacement financing as soon as practical after receiving such offer: (v) encloses a copy of any writing evidencing such offer (e.g., a commitment letter or letter of intent or draft form of agreement), to the extent the same exists: and (vi) affirmatively states that the Company has the authority to accept such offer. The Lender shall provide written notice to the Company of its decision concerning whether to exercise its Right of Right of First Refusal within five (5) business days of the receipt of the ROFR Notice; the closing of such transaction shall take place within ten (10) business days of the receipt by the Lender of the ROFR Notice, on a date and at a time and place mutually satisfactory to the Company and the Lender. If the Lender does not exercise its Right of First Refusal, the Company shall thereafter be entitled for the next sixty (60) days to sell replacement financing on terms no more favorable to the investor than the terms set forth in the ROFR Notice. The Lender’s Right of First Refusal provided for in this paragraph shall terminate upon five (5) business days of the Lender’s receipt of written notice from the Company that the Termination Conditions have occurred.

2.03     Closing Deliverables. At the Closing, the Parties shall deliver or cause to be delivered the following:

(a)       the Company shall deliver or cause to be delivered to the Lender:

(i)         an executed Note;

(ii)        a Secretary’s Certificate in substantially the form attached hereto as Exhibit B;

(iii)       an Officer’s Certificate in substantially the form attached hereto as Exhibit C:

(iv)      an executed mortgage(s), deed(s) of trust, a security agreement substantially in the form attached as Exhibit D and other security documents (the “Security Agreements”) that secures the Company’s obligations under the Note with all of the assets of the Company. The Lender hereby acknowledges that the indebtedness under the Note will be subordinate to the Senior Credit Facility and subject to the “Subordination Agreements” (defined in Section 2.03(b)(v) below), and that the Company may grant purchase money security interests for equipment as long as such security interests are in compliance with the Senior Credit Facility. The Company hereby acknowledges that the Lender’s security interest is a second position security interest, subordinate only to the Senior Credit Facility;

(v)       an opinion of the legal counsel to the Company addressed to the Lender and dated as of the Closing Date in substantially the form of Exhibit E;

(vi)      a schedule of all of the issued and outstanding Units in the Company, including all classes; and

(vii)     a current balance sheet of the Company.

(b)       the Lender shall deliver to the Company:

(i)         an amount equal to the Principal Amount, paid by: (A) a bank certified or cashier’s check payable to the Company’s order; or (B) wire transfer of immediately available funds; or (C) any combination of the foregoing; the Company may draw down on the Letter of Credit, if then in effect, only if the Lender defaults in its payment obligations under this subsection 2.03(b)(i);

(ii)        an Officer’s Certificate in substantially the form attached hereto as Exhibit F;

(iii)       the executed Security Agreements; and

(iv)      such reasonable and customary subordination and/or intercreditor agreements (the “Subordination Agreements”), if any, as may be required in connection with the Senior Credit Facility.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Lender to enter into this Agreement and to consummate the transactions contemplated hereby, the Company hereby represents and warrants to the Lender, as of the date hereof (unless, otherwise stated) and as of the Closing Date, the following:

3.01     Organization and Good Standing. The Company is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of South Dakota, The Company has provided the Lender with: (i) a true and complete copy of the Company’s Articles of Organization and other organizational and constituent documents and instruments and all amendments thereto, certified by the Secretary of State of South Dakota; (ii) a true and complete copy of the Regulations or Operating Agreement of the Company, as amended (the “Operating Agreement”) presently in effect, certified as true and correct by the Company’s Secretary; and (iii) true and complete copies of certificates of existence and good standing for the Company, certified by the Secretary of State of South Dakota.

3.02     Authority; Qualification. The Company has all requisite limited liability company power and authority to own its property, to conduct its business as designated in the Prospectus, and to execute and deliver this Agreement and the Note and any instruments and agreements contemplated herein or therein that are required to be executed and delivered by the Company pursuant to its obligations hereunder and thereunder (the Note and such other instruments and agreements (including the Security Agreements). the “Other Transaction

Documents”), and to perform its obligations hereunder and thereunder. This Agreement has, and the Other Transaction Documents when executed will have, been authorized and approved by the Company’s Board of Managers (and no other action on the part of the Company, its Board of Managers or members is or will be required to authorize such execution, delivery or performance) and this Agreement has been, and the Other Transaction Documents, upon their execution and delivery, will be, duly authorized, executed, and delivered by the Company. The Company is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which it is required to be qualified to do business as the Company’s business is currently conducted or proposed to be conducted. All limited liability company action on the part of the Company’s managers and members necessary for: (i) the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement and the Other Transaction Documents; and (ii) on and after the date set forth in Section 5.01(f) hereof, the authorization, issuance, reservation for issuance and delivery of all of the membership interest units of the Company (“Units”) issuable upon the exercise, if any, of the Purchase Rights by the Lender has been properly authorized and executed. This Agreement represents, and the Other Transaction Documents, upon their execution and delivery, will represent, the legal valid and binding obligations of the Company, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion.

3.03     No Violation. The Company is not in violation or default of any provisions of its organizational documents as amended, and is, to the Knowledge (defined in Section 3.05(c) below) of Company, in compliance with all applicable statutes, laws, regulations, court orders, judgments, decrees, writs, injunctions, and executive orders of any Governmental Authorities (as defined below) having jurisdiction over its business or properties. The Company has not received any notice of any violation of a default under any such statute, law, regulation, order, judgment, decree, injunction, or execution order. Neither the execution and delivery by the Company of this Agreement or the Other Transaction Documents nor the consummation by the Company of the transactions contemplated hereby and thereby will (i) violate any provision of the Uniform Limited Liability Company Act of South Dakota, the Articles of Organization of the Company, or the Regulations of the Company or other organizational document or instrument of the Company; (ii) violate, or be in conflict with, or constitute a material default (or an event or condition that, with notice or lapse of time, or both, would constitute a material default) under, or result in the termination of, or accelerate the performance required by, or cause the acceleration of the maturity of any liabilities of the Company, or result in the creation or imposition of any security interest, lien, charge, or other encumbrance upon any of the assets of the Company under, any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, understanding, arrangement, agreement, or restriction of any kind or character to which the Company is a party or by which the Company may be bound or affected or to which any of the Company’s assets are subject; or (iii) to the Knowledge of Company, violate any statute, law, judgment, decree, order, writ, injunction, regulation, or rule of any court or Governmental Authority. For purposes of this Agreement “Governmental Authority” means any nation or government, any state, regional, local, or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial (including courts), regulatory, or administrative functions of or pertaining to government.

3.04   Brokers. The Company has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Lender may be liable or responsible to pay any fee, commission, expense or other amount.

3.05     Capitalization. The capitalization of the Company consists of the following:

(a)       Units. As of the date hereof, and which will be the same on the Closing Date, the Company has 38,250,000 Class A Units issued and outstanding and on or before the Closing Date, will have issued an additional $2,000,000 in convertible debt to another lender (the “Other Subordinated Lender”) which will be convertible into a class of units of the Company (in a number of units not to exceed 2,000,000) to be determined (such determination to take into account compliance with applicable securities laws), but which Units will have capital account crediting, profit and loss sharing, and financial and governance rights and preferences equivalent to and/or no greater than the Company’s Class A Units. The Company has 1,000,000 Class B Units issued and outstanding. At the Closing, the Company shall provide a schedule of all of the issued and outstanding Units in the Company, including all classes and a current balance sheet of the Company. As of the date set forth in Section 5.01(f) hereof, the Company will have duly reserved: (i) an adequate amount of Class C Units for issuance upon the Lender’s exercise of the Purchase Rights; and (ii) an adequate amount of Class A Units for issuance upon the Lender’s conversion of such Class C Units into Class A Units.

(b)       Options, Warrants, Etc. Except for the Purchase Rights, the Right of First Refusal set forth in Section 2.02(c) hereof, other rights granted to the Lender in this Agreement and in the Note, and the conversion rights of the Other Subordinated Lender (all of the foregoing, the “3.05(b) Exceptions”), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares or class of its equity securities (including the Units) or any securities convertible into or ultimately exchangeable or exercisable for any of the Company’s equity securities. Except for the 3.05(b) Exceptions, no equity securities of the Company are subject to any preemptive rights, rights of first refusal or other rights to purchase such equity securities (whether in favor of the Company or any other Person), pursuant to any agreement or commitment of, or binding on, the Company. For the purposes of this Agreement. “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended, as modified and used in Sections 13(d)(3) and 14(d)(2) of such act.

(c)       Valid Issuance. The outstanding equity securities of the Company are duly authorized and validly issued and outstanding, fully paid and nonassessable, and have been approved by all requisite action of the Board of Managers, the members and the managers of the Company. The offer and sale by the Company of all equity securities, convertible securities, rights, warrants, or options of the Company was conducted in compliance with, and such offers and sales were otherwise in compliance with, all applicable federal and state securities laws, and to the Knowledge (as defined below) of the Company, no holder of any such securities has a right of rescission or has made or threatened to make a claim for rescission or damages with respect thereto. For purposes of this Agreement, a Party shall be deemed to have “Knowledge” of a particular fact or other matter as follows: (i) if the Party is an individual, if such individual is actually aware of such fact or other matter or a person serving in the same capacity as such individual would be expected to discover or otherwise become aware, after due inquiry, of such fact or other matter in the course of performing the duties of such individual; or (ii) if the Party is a corporation, limited liability company, or other form of business entity, if (A) any executive officers of such Party are actually aware of such fact or other matter, or (B) any person or persons serving in the same capacities as such executive officers would be expected to discover or otherwise become aware, after due inquiry, of such fact or other matter in the course of performing the official duties of such offices.

3.06     Valid Issuance of Note and Purchase Rights.

(a)       The Units will be duly reserved for issuance upon the Lender’s exercise of its Purchase Rights, and when issued upon such purchase in accordance with this Agreement, will be, duly and validly issued, fully paid and non-assessable and will be free and clear of any lien, charge or other encumbrance and will not be subject to any preemptive rights, rights of first refusal or similar rights.

(b)       Based in part on the representations made by the Lender in Article IV hereof, the offer and sale of the Note to the Lender in accordance with this Agreement and the issuance of the Purchase Rights are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and from all other provisions of applicable securities laws of states of the United States.

3.07     Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local Governmental Authority is required on the part of the Company in order to enable the Company to execute, deliver and perform its obligations under this Agreement or the Other Transaction Documents and the transactions contemplated hereby and thereby, except for such qualifications or filings under applicable securities laws as may be required in connection with the transactions contemplated by this Agreement.

3.08     Litigation. Except for the Petition for Writ of Certiorari and Review of a Decision of the Turner County Board of Adjustment dated March 14, 2006 filed by Great Plains Ethanol, LLC against the Turner County Board of Adjustment, a copy of which has been provided to the Lender, there are no Proceedings in progress, pending, or, to the Company’s Knowledge, threatened against or affecting the Company, the Company’s assets, or the transactions contemplated hereby in any court or before any arbitration panel of any kind or before or by any Governmental Authority. For purposes of this Agreement, “Proceeding” shall mean any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, judicial, or investigative, whether formal or informal, whether public or private) commenced, brought, conducted, or heard by or before, or otherwise involving any Governmental Authority or arbitrator.

3.09     Full Disclosure. The Company has provided the Lender with all the information regarding the Company that the Lender has requested for deciding whether to purchase the Note. No representation or warranty regarding the Company made in this Agreement and the Exhibits hereto, or the documents to be delivered by the Company at the Closing pursuant to Article II, contains or will contain any untrue statement of a material fact or omits to state a material fact necessary to make the statements or facts contained herein not misleading in light of the circumstances under which they were made. Without limiting the generality of the foregoing, the Prospectus does not contain any untrue statements of material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not materially misleading.

3.10     Agreements with Fremar. The Company has disclosed all material transactions and agreements between the Company and Fremar Farmers Cooperative. Inc. (“Fremar”), or any of Fremar’s officers, directors, employees, stockholders or affiliate companies.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE LENDER

To induce the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Lender hereby represents and warrants to the Company, as of the date hereof and as of the Closing Date, the following:

4.01     Organization and Good Standing. The Lender is a corporation, or other lawful entity, duly organized, validly existing, and in good standing under the laws of the State of Ohio.

4.02     Authority. The Lender has all requisite corporate power and authority to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereby and thereby. This Agreement has been approved by the Lender’s Board of Directors and has been duly authorized, executed, and delivered by the Lender. All corporate action on the part of the Lender’s directors and shareholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Lender under this Agreement and the Note has been taken or will be taken prior to the Closing. This Agreement and the Note represent the valid and binding obligations of the Lender, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting the enforcement of creditors’ rights generally and the application of general principles of equity and judicial discretion.

4.03     Brokers. The Lender has not employed any broker, agent, or finder in connection with any transaction contemplated by this Agreement for which the Company may be liable or responsible to pay any fee, commission, expense or other amount.

4.04     Representations Regarding the Acquisition of the Note and the Purchase Rights.

(a)       Purchase Entirely for Own Account. This Agreement is made with the Lender in reliance upon the Lender’s representation to the Company, which by the

Lender’s execution of this Agreement the lender hereby confirms, that the Note to be received by the Lender and the Purchase Rights (collectively, the “Offered Securities”) will be acquired for investment for the Lender’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Lender has no present intention of selling, granting any participation in or otherwise distributing the same.

(b)       Sophistication; Accredited Lender Status. The Lender is a Person who either alone or with its purchaser representative(s) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment in the Company. The Lender is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act.

(c)       Speculative Investment. The Lender understands the speculative nature and risks of investments associated with the Company and confirms that it is able to bear the risk of the investment, and that there may not be any public market for the Offered Securities received herein.

(d)       Transfer Restrictions. The Lender is not under an obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Offered Securities by the Lender, and the Lender hereby acknowledges that the Offered Securities constitute restricted securities as that term is defined in Rule 144 under the Securities Act and that the Offered Securities may not be sold, transferred, assigned or hypothecated unless there is an effective registration statement under the Securities Act covering the Offered Securities, the sale is made in accordance with Rule 144 under the Securities Act, or the Company receives an opinion of counsel of the Lender reasonably satisfactory to the Company, stating that such sale, transfer, assignment or hypothecation is exempt from the registration and prospectus delivery requirements of the Securities Act.

(e)       Disclosure of Information. The Lender further represents that it has had the opportunity to ask questions of the Company and receive answers from the Company, to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense, necessary to evaluate the merits and risks of any investment in the Company. Further, the Lender has been given an opportunity to question the appropriate executive officers of the Company.

(f)        Legends. It is understood that the certificates evidencing the Offered Securities will bear a mutually agreed upon legend, substantially in the form set forth below:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTIONS. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS

PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

The legend set forth above shall be removed by the Company from any certificate evidencing Offered Securities upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Offered Securities.

ARTICLE V

ADDITIONAL AGREEMENTS

5.01     Purchase Rights.

(a)       Purchase Rights; Price: Reserve. Effective as of the date hereof, the Lender shall be granted Purchase Rights, which may be exercised from time to time, and at any time, to purchase (in one or more installments): (i) 20,000,000 Class C Units, at 90 cents per Unit, if the Lender elects to exercise the Purchase Rights; or (ii) 21,176,470 Units at 85 cents per Unit if the Lender agrees to purchase the Units at the request of the Company, but in all events the Purchase Rights total $18,000,000. Each Class C Unit shall be convertible into one Class A Unit and the Class C Units shall include the same membership voting rights and financial rights, including distribution rights and rights in the profits, losses and capital of the Company, as the Class A Units and/or Class B Units. The Company shall have duly reserved as of the date set forth below in Section 5.01(f) hereof: (i) an adequate amount of Class C Units for issuance upon the Lender’s exercise of the Purchase Rights; and (ii) an adequate amount of Class A Units for issuance upon the Lender’s conversion of such Class C Units into Class A Units.

(b)       Expiration. The Purchase Rights shall expire seven (7) years from the earlier of: (i) the date on which a qualified general contractor certifies the Ethanol Plant as having commenced operation and met its nameplate capacity; or (ii) April 1, 2008.

(c)       Exercise of Purchase Rights and Purchase of Units. To exercise its Purchase Rights, the Lender shall provide at least 30 days prior written notice (a “Purchase Notice”) to the Company of its intent to purchase Units and the number of Units it intends to purchase. The aggregate purchase price of the Units upon the initial exercise of the Purchase Rights shall not be less than the total of the remaining principal and accrued and unpaid interest on the Note as of the Effective Date (as defined below), but in no event greater than $18,000,000. Subsequent to the Lender’s initial exercise of its Purchase Rights, if the Lender did not initially exercise its Purchase Rights in full, it may thereafter exercise such Purchase Rights in an amount no less than that needed to reach the $18,000,000 cap. The effective date of any of the Lender’s purchases of Units hereunder shall be the date that is specified by the Lender in the Purchase Notice (the “Effective Date”).

The purchase price for the Units shall be paid by the Lender by surrendering the Note to the Company in exchange for the Units to be purchased. If the total of the remaining principal and accrued and unpaid interest on the Note as of the Effective Date is not sufficient to cover the purchase price for the Units, the Lender shall pay the balance by: (A) a bank certified or cashier’s check payable to the Company’s order; (B) wire transfer of immediately available funds; or (C) any combination of the foregoing. Upon receipt of the purchase price for the Units, the Company shall issue and shall deliver to the Lender, or otherwise in accordance with the Lender’s written instruction: (i) a certificate or certificates for the number of Units issuable pursuant to the Purchase Notice; and (ii) if applicable, the Company shall deliver a new Note in an amount equal to the excess of the remaining principal and accrued and unpaid interest on the Note as of the Effective Date over the purchase price for the Units (the “Remainder”). Any Remainder shall be repaid by the Company in monthly installments equal to the same amount that would have been due and payable to the Lender each month pursuant to the Note had no exercise of the Purchase Rights occurred, until such Remainder is paid in full.

All Units delivered upon exercise of the Purchase Rights shall upon delivery be duly and validly issued and fully paid and nonassessable. The Purchase Rights shall be deemed detachable and separately conveyable by the Lender; provided however, that any conveyance of such Purchase Rights shall be made in strict compliance with (a) the Company’s Operating Agreement then in effect, and (b) all applicable securities laws.

Notwithstanding any provision to the contrary, the Lender shall not be entitled to exercise its Purchase Rights prior to November 1, 2006, provided, however, the Lender may exercise the Purchase Rights prior to November 1, 2006 to purchase 20,000,000 Class C Units, at 90 cents per Unit, if the Company intends to: (i) be a party to a merger, business combination or consolidation, or any sale of all or substantially all of the Company’s assets or the sale of any assets outside of the ordinary course of business; or (ii) liquidate, dissolve or recapitalize (all of the foregoing being “Fundamental Changes”). The Company shall provide 10 business days written notice to the Lender if it intends to enter into an agreement or take any other action that will result in a Fundamental Change to the Company; and the Lender may exercise its Purchase Rights in no less than one (1) day written notice.

(d)     Non-Dilution. Notwithstanding any provision to the contrary, (i) upon exercise of the Lender’s Purchase Rights in full, the Units to be issued to the Lender shall constitute not less than a 32.65% equity interest in the Company on a fully diluted basis (or a 33.92% equity interest in the Company pursuant to Section 5.01(a)(ii) hereof); and (ii) upon any partial exercise of the Lender’s Purchase Rights, the Units to be issued to the Lender shall constitute a proportional percentage of such 32.65% equity interest in the Company.

(e)       Right to Participate in Future Offerings. After the Lender exercises its Purchase Rights in whole or in part, in the event that the Company commences an offering to sell Units, the Lender shall have the right, within 30 days of written notice from the Company, on the most favorable terms given to any other investor, including Fremar and Steve Domm, to purchase 32.65% (or such other proportional percentage thereto that reflects Lender’s then current total unit ownership in the Company) of such Units offered.

(f)        The Company, through its Board of Managers, agrees to: (i) execute a designation certificate pursuant to the Operating Agreement; and/or (ii) take all actions required, in the opinion of the counsel to the Company, to cause the Company to make any required amendment to the Operating Agreement of the Company or any other steps necessary to effectuate the provisions of this Article V on or before April 14, 2006.

5.02     Restrictions on Company Distributions. Until the earlier to occur of: (i) such time as the Lender has exercised its Purchase Rights in full; or (ii) the Note is repaid in full, the Company shall not declare, or pay, any dividends or other distributions to its members: (a) in excess of the Company’s “retained earnings”, from time to time, as determined pursuant to generally accepted accounting principles, consistently applied, by the certified public accountants then servicing the Company; and (b) unless the Company is then current, and not otherwise in default, pursuant to its debt obligations, and covenants, under the Senior Credit Facility and/or the Note.

5.03     Board Representation, Right to Consent, Tag-Along Rights and Non-Competitive Activities.

The Company additionally agrees to the following:

(a)       Upon execution of this Agreement, the Company shall appoint one designee selected by the Lender to the Company’s Board of Managers;

(b)       Upon the Lender’s exercise of its Purchase Rights, the Lender shall have the right to appoint designees to the Company’s Board of Managers in an amount proportional to the Lender’s ownership percentage of the aggregate amount, including all classes, of Units, rounded up to the next whole number of board seats (e.g., if there are 7 seats on the Company’s Board of Managers and the Lender owns more than 28.57% but less than 42.86% of all Units, the Lender would be entitled to designate three (3) board seats). Notwithstanding the foregoing, for any vote regarding the removal of Fremar as Manager of the Company by the Board of Managers or any other vote of the Board of Managers pursuant to the Operating Agreement whereby Fremar is precluded from casting a vote, if the Lender has three (3) or more designees on the Board of

Managers, the Lenders’ designees, in total, shall cast one (1) less vote than they would normally be entitled to cast under any other vote of the Board of Managers (i.e., if the Lender has three (3) designees on the Board, they may cast two (2) votes, if the Lender has four (4) designees on the Board, they may cast three (3) votes, etc.). If the Lender has two or less designees on the Board, the Lender may at all times cast their full complement of votes;

(c)       Prior to November 1, 2006, and if the Lender has not otherwise exercised its Purchase Rights pursuant to the last paragraph of Section 5.01(c) hereof (in which case the Lender shall be entitled to exercise its rights to vote its Units), the Company shall not, without the Lender’s written consent, which consent shall not be unreasonably withheld: (i) be a party to a merger, business combination or consolidation, or any sale of all or substantially all of the Company’s assets or the sale of any assets outside of the ordinary course of business; (ii) liquidate, dissolve or recapitalize; and (iii) engage in any business other than the production of ethanol and bio-refining;

(d)       The Lender has been granted tag-along rights, i.e., the Lender has the right to participate prorata in any sale of Units (whether made in one transaction or a series of related transactions): (i) by a majority in interest of the unitholders of the Company; or (ii) which results in a majority of the Units being owned by one unitholder or an affiliated group. The specific terms of the tag-along rights, as to be adopted by the Board of Managers of the Company, shall be subject to the Lender’s consent, such consent not to be unreasonably withheld.

(e)       For purposes of Sections 2.9 and 5.3(e) of the Operating Agreement, no activities of the Lender shall be deemed by the Board of Managers of the Company to be competitive to the Company unless such activity relates to an investment by the Lender in an ethanol facility that is located within a 50 mile radius of the Company’s ethanol facility in Marion, South Dakota.

5.04     Right of First Refusal to Participate in Future Company Projects. From and after the date hereof, subject to the terms and conditions of this Section 5.04, the Company hereby grants to the Lender a right of first refusal to participate in, up to an ownership percentage of 32.65% (or up to a 33.92% ownership percentage in the Company pursuant to Section 5.01(a)(ii) hereof), any subsequent ethanol and/or bio-diesel fuel projects developed by the Company (each, a “Development”), be it through the issuance of debt or equity securities or otherwise (a “Subsequent Financing”), The Company shall promptly notify the Lender of a Subsequent Financing in writing (a “Financing Notice”), such Financing Notice including a term sheet (a “Term Sheet”) setting forth the Company’s proposal for the terms, conditions and pricing of such Subsequent Financing and being no less favorable as any terms offered to any principals of the Company, including Fremar or Steve Domm. The Lender shall have 30 days from its receipt of the Financing Notice to exercise its right to participate in the Subsequent Financing. If the Lender does not exercise its right to participate, the Company shall thereafter be entitled for the next sixty (60) days to engage in a Subsequent Financing with any other Person on terms no more favorable to the Person than the terms set forth in the Financing Notice. If the Company does not close on a Subsequent Financing with another Person within such 60-day period, the Company shall repeat the procedures set forth in this Section 5.04.

5.05     Procurement of Financing. At the request of the Company, the Lender agrees to use best efforts to aid in the procurement of debt or equity financing for the Company. If the Lender is successful in procuring such financing for the Company, the Lender shall be entitled to a fee for such services in an amount mutually agreeable to the parties upon the closing of such financing.

5.06     Transactions with Fremar. The Company agrees that any agreements entered into by the Company with Fremar subsequent to this Agreement shall be arms length and at fair market value as determined by the Board of Managers from time to time.

ARTICLE VI

CONDITIONS TO THE PARTIES’ OBLIGATIONS AT CLOSING

6.01         Conditions to Obligations of the Company. The obligation of the Company to consummate the Closing is subject to the satisfaction of the following conditions on or before the Closing Date unless waived in writing by the Company:

(a)       Representations and Warranties. The representations and warranties of the Lender contained in Article IV shall be true and complete as of the Closing Date.

(b)       Deliverables. The Company shall have received the deliverables from the Lender in accordance with the provisions of Section 2.03(b).

6.02     Conditions to Obligations of the Lender. The obligation of the Lender to consummate the Closing is subject to the satisfaction of the following conditions on or before the Closing Date unless waived in writing by the Lender:

(a)       Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true and complete as of the Closing Date and the Company shall have performed and complied with all agreements, obligations and conditions, including those set forth in Article V, required by this Agreement to be performed or complied with by the Company at or prior to the Closing.

(b)       Deliverables. The Lender shall have received the deliverables from the Company in accordance with the provisions of Section 2.03(a).

(c)       No Material Adverse Effect. During the period beginning on the Execution Date and ending on the Closing Date, no event or set of facts or circumstances has arisen which has resulted in, or with the passage of time could result in, in the reasonable opinion of the Lender, a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any effects, individually or in the aggregate, that would be materially adverse to the Company’s financial condition, assets, liabilities, business, property or prospects.

(d)       Agreement with Promoting Parties. The execution of an agreement by March 31, 2006, in a form substantially as set forth in Exhibit G, by and among the Lender. Fremar and Steve Domm, in a form satisfactory to the Parties, Fremar and Steve Domm, that the Lender shall be granted a Right of First Refusal to participate in any ethanol and/or bio-diesel fuel projects directly or indirectly founded, organized or sponsored by Fremar or Steve Domm, or any significant, non-passive (greater than 5% ownership) investment by Frermar or Steve Domm in such projects; provided, however, for the avoidance of doubt, any passive investment (ownership of 5% or less) by Fremar or Steve Domm in any ethanol or bio-diesel projects shall not trigger the Right of First Refusal set forth in this Section 6.02(d); provided, further, however, that Fremar and Steve Domm, as applicable, shall be released from the restrictions set forth in such agreement contemplated by this Section 6.02(d) if Company at any time (i) removes Fremar as manager for cause and Fremar no longer owns any units in Company and has no seats on the Board of Managers; or (ii) removes Steve Domm as CEO for cause and Steve Domm no longer owns any units in Company and is not a member of the Board of Managers.

(e)       Registrations Rights Agreement. The Company and the Lender shall have entered into a customary registration rights agreement, in form and substance satisfactory to the Lender, at or prior to the Closing.

(f)        Operating Agreement and Board of Manager Action. All of the amendments that may be required to be made to the Company’s Operating Agreement or any action required by the Board of Managers pursuant to this Agreement has been properly authorized and executed and performed in accordance with this Agreement.

ARTICLE VII

TERMINATION

7.01.    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)       By the unanimous written consent of the Parties hereto;

(b)       By the Lender if the Company shall fail to comply with its covenants and agreements contained herein or if any representation or warranty made herein by the Company shall be untrue or incorrect, provided that this Agreement may only be terminated pursuant to this Section 7.01(b) if the Lender gives written notice of such default to the Company and such default remains uncured for a further period of fifteen (15) days after the giving of notice to cure such default;

(c)       By the Company if the Lender shall fail to comply with its agreements contained herein or if any representation or warranty made herein by the Lender shall be untrue, provided that this Agreement may only be terminated pursuant to this Section 7.01(c) if the Company gives written notice of such default to the Lender and such default remains uncured for a further period of fifteen (15) days after the giving of notice to cure such default; and

(d)       By either the Company or the Lender if any permanent injunction or other order of a court or other Governmental Authority of competent jurisdiction preventing the consummation of the transactions contemplated by this Agreement shall have become final and non-appealable.

7.02     Effect of Termination. In the event of termination of this Agreement by either the Company or the Lender as provided in Section 7.01 of this Agreement, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto, with the exception of the obligation by the Company to reimburse the Lender for any bank fees incurred in connection with the Letter of Credit as set forth in Section l.02 of this Agreement. For purposes of this Agreement, “Termination Date’’ shall mean the effective date of the termination of this Agreement pursuant to Section 7.01 of this Agreement.

ARTICLE VIII

MISCELLANEOUS

8.01     Reformation and Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof: (a) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable; and (b) the legality, validity, and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

8.02     Further Assurances. Each Party shall, from time to time after the Closing Date, at the request of any other Party and without further consideration, execute and deliver such other instruments of conveyance, assignments, transfer, and assumption, and take such other actions, as such other Party may reasonably request to more effectively consummate the transactions contemplated by this Agreement and the Note.

8.03     Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail (certified mail – return receipt requested), or by facsimile transmission (if facsimile transmission is also sent by regular U.S. mail the same day), or delivered by hand or by overnight or similar delivery service, fees prepaid, to the Party to whom it is to be given at the address of such Party set forth below or to such other address for notice as such Party shall provide in accordance with the terms of this Section 8.03. Except as otherwise specifically provided in this Agreement, notice so given shall, in the case of notice given by certified mail (or by such comparable method) be deemed to be given and received three (3) business days after the time of certification thereof (or comparable act), in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

If to the Company:	Millennium Ethanol, LLC
P.O. Box 357
Marion, SD 57043

With copies to:	Kevin R. Prohaska
Lindquist & Vennum P. L.L..P.
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402
Phone: (612) 371-2404
Fax: (612) 371-3207

If to the Lender:	Rex Radio and Television, Inc.
Attn: Zafar Rizvi, Vice-President
2875 Needmore Road
Dayton, Ohio 45414
Fax: (937) 276-8643
Email: zrizvi@rexstores.com

With copies to:	Chernesky, Heyman & Kress, P.L.L.
Attn: Edward M. Kress, Esq.
1100 Courthouse Plaza SW
Dayton, OH 45402
Fax: (937) 449-2821
Email: emk@chklaw.com

8.04   Headings. The headings of sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

8.05     Waiver. The failure of any Party to insist, in any one or more instances, upon performance of any of the terms, covenants, or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right or claim granted or arising hereunder or of the future performance of any such term, covenant, or condition, and such failure shall in no way affect the validity of this Agreement or the rights and obligations of the Parties. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the Party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

8.06   GOVERNING LAW; VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OHIO WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES OR CHOICE OF LAWS RULES THEREOF OR OF ANY STATE. VENUE FOR ANY ACTION ARISING OUT OF THIS AGREEMENT SHALL RESIDE

EXCLUSIVELY IN THE COUNTY IN WHICH THE RESPONDENT’S PRINCIPAL OFFICES ARE LOCATED.

8.07     Court Costs and Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover costs of court and reasonable attorneys’ fees from the other party or parties to such action, which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

8.08     Assignability and Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties and their respective successors, heirs, and permitted assigns. This Agreement and the rights and obligations hereunder shall not be assignable without the express written consent of all Parties; provided, however: (i) the Lender may assign this Agreement to any entity controlled by an affiliate of the Lender or the Lender’s parent holding company, Rex Stores Corporation, a Delaware corporation; and (ii) the Purchase Rights shall be deemed detachable and separately conveyable by the Lender; provided however, that any conveyance of such Purchase Rights shall be made in strict compliance with (a) the Company’s Operating Agreement then in effect, and (b) all applicable securities laws.

8.09     Expenses, Taxes, Etc. Except as otherwise provided herein, the Company shall be solely responsible for all fees, taxes, and expenses incurred by it in connection with the transactions contemplated by this Agreement.

8.10     Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the Parties and their successors, heirs or permitted assigns, any rights or remedies under or by reason of this Agreement.

8.11   Number and Gender of Words. When the context so requires in this Agreement, words of gender shall include either or both genders and the singular number shall include the plural.

8.12     Entire Agreement. This Agreement together with the Exhibits attached hereto, shall constitute the entire agreement between the Parties with respect to the transactions contemplated hereby and shall supersede all prior or contemporaneous negotiations, understandings and agreements with respect thereto. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the Parties relating to the subject matter of this Agreement that are not fully expressed herein.

8.13     Survival of Representations and Warranties. All representations, warranties, covenants, and obligations of the Parties shall survive the Closing.

8.14     Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

8.15     Amendment. This Agreement may not be modified, amended, or supplemented except by an agreement in writing signed by all of the Parties.

8.16   Indemnification. Each Party hereby indemnifies, defends and holds harmless the other Party from and against all losses, claims, damages, liabilities, costs and expenses (including reasonable fees and expenses of counsel) imposed upon or incurred by such other Party, directly or indirectly, by reason of, on account of or arising or resulting from: (i) a breach of any representation or warranty of the indemnifying Party contained in or made pursuant to this Agreement or the Other Transaction Documents; or (ii) any failure by the indemnifying Party to perform or comply with any of the covenants or agreements set forth in this Agreement or any of the Other Transaction Documents to be performed or complied with by the indemnifying Party.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

THE COMPANY:

MILLENNIUM ETHANOL, LLC

By:	/s/ Steve Domm, CEO
Name:	Steve Domm
Title:	Chief Executive Officer

THE LENDER:

REX RADIO AND TELEVISION, INC.

By:	/s/ Zafar Rizvi
Name:	Zafar Rizvi
Title:	Vice President